Exhibit 99.2

Supplemental Financial Information First Quarter 2017

Table of Contents
First Quarter 2017

Forward-Looking Statements	3
Financial Information	
Consolidated Balance Sheets	4
Balance Sheet Information as of March 31, 2017 and December 31, 2016	5
Consolidated Statements of Operations	6
YTD Funds from Operations, Core FFO and Adjusted Core FFO	7
YTD Detail Recap of FFO	8
AFFO Comparisons to 1Q 2017	9
Portfolio Overview	
Equity Investments by Geographic Regions	10
Summary of Number of Units and Communities	11
Summary of Operating Communities	12
Summary of Notes Receivable	15
Operating Performance	
Reconciliation of Proportionate Net Operating Income	16
Proportionate Net Operating Income	17
Proportionate YTD Net Operating Income by Geographic Region and Market	18
Operating Metrics	
Consolidated YTD Operating Metrics by Geographic Region and Market	20
Consolidated YTD Same Store Operating Expenses	22
Consolidated Capital Expenditures - Same Store	23
Consolidated QTD General and Administrative and Corporate Property Management Expenses	24
Capital Deployment	
Summary of Developments	25
Acquisition and Disposition Summary - Two Years	26
Capitalization	
Debt Summary	27
Debt Recap by Multifamily Community	29
Proportionate EBITDA	31
Other Proportionate Debt Metrics	33
Sources of Funds Available	35
Co-Investment Venture Partners	
Information on Joint Ventures	36
Equity Capitalization	
Common Stock and Common Stock Equivalents	37
Net Asset Value	
Road Map to Net Asset Value	38
Guidance	
Full-Year 2017 Guidance	41
Guidance Reconciliations	42
Definitions and other Explanatory Information	43

© Monogram Residential Trust, Inc. 2

Forward-Looking Statements First Quarter 2017 Certain statements made in the following supplemental financial information may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future events and developments and the future performance of Monogram Residential Trust, Inc. (which together with its subsidiaries may be referred to as the “Company,” “we,” “us,” or “our”), as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in the following supplemental financial information and in the Company’s outlook include, expectations regarding apartment market conditions and expectations regarding future operating conditions, including the Company’s current outlook as to expected funds from operations, core funds from operations, adjusted funds from operations, revenue, operating expenses, net operating income, capital expenditures, depreciation, gains on sales and net income and anticipated development activities (including projected construction expenditures and timing). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including, without limitation, changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; we may dispose of multifamily communities due to factors including changes in local market conditions, better net earnings opportunities or capital reallocation, where the redeployment of the capital, including into properties currently in lease-up, may negatively impact our financial results, cash flows and guidance; newly acquired properties may not stabilize according to our estimated schedule, which may negatively impact our financial results, cash flows and guidance; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the growth of our development program which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, or to make dividend payments, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and may be discussed in subsequent filings with the SEC. © Monogram Residential Trust, Inc. 3

Financial Information
Consolidated Balance Sheets

(in thousands) (unaudited)

	March 31, 2017	December 31, 2016
Assets		
Real estate		
Land	$ 539,312	$ 527,944
Buildings and improvements	2,717,792	2,814,221
Gross operating real estate	3,257,104	3,342,165
Less: accumulated depreciation	(452,439)	(461,869)
Net operating real estate	2,804,665	2,880,296
Construction in progress, including land	133,005	120,423
Total real estate, net	2,937,670	3,000,719
Cash and cash equivalents	59,150	74,396
Tax like-kind exchange escrow	110,917	56,762
Intangibles, net	16,287	16,977
Other assets, net	54,963	51,248
Total assets	$ 3,178,987	$ 3,200,102
Liabilities		
Mortgages and notes payable, net	$ 1,228,920	$ 1,522,207
Credit facilities payable, net	230,137	8,023
Construction costs payable	23,148	26,859
Accounts payable and other liabilities	25,646	32,707
Deferred revenues and other gains	22,000	22,077
Distributions payable	12,606	12,512
Tenant security deposits	6,027	6,205
Total liabilities	1,548,484	1,630,590
Redeemable, noncontrolling interests	29,073	29,073
Equity		
Common stock	17	17
Additional paid-in capital	1,440,003	1,439,199
Cumulative distributions and net income (loss)	(246,670)	(310,124)
Total equity attributable to common stockholders	1,193,350	1,129,092
Non-redeemable noncontrolling interests	408,080	411,347
Total equity	1,601,430	1,540,439
Total liabilities and equity	$ 3,178,987	$ 3,200,102

© Monogram Residential Trust, Inc. 4

Financial Information
Balance Sheet Information

(in thousands) (unaudited)

	As of March 31, 2017		As of December 31, 2016	
	Consolidated GAAP Balance Sheet (1)	Noncontrolling Interests Adjustments (2)	Consolidated GAAP Balance Sheet (1)	Noncontrolling Interests Adjustments (2)
Assets				
Gross operating real estate	$ 3,257,104	$ (1,057,669)	$ 3,342,165	$ (1,054,403)
Less: accumulated depreciation	(452,439)	152,482	(461,869)	142,427
Net operating real estate	2,804,665		2,880,296	
Construction in progress, including land	133,005	(49,405)	120,423	(45,553)
Total real estate, net	2,937,670		3,000,719	
Cash and cash equivalents	59,150	(13,549)	74,396	(13,707)
Tax like-kind exchange escrow	110,917	—	56,762	—
Intangibles, net	16,287	(7,060)	16,977	(7,105)
Notes receivable	26,820	—	26,749	—
Other assets, net	28,143	(5,010)	24,499	(5,756)
Total assets	$ 3,178,987		$ 3,200,102	
Liabilities				
Mortgages and notes payable, net	$ 1,228,920	(448,484)	$ 1,522,207	(529,251)
Credit facilities payable, net	230,137	(84,535)	8,023	—
Construction costs payable	23,148	(8,891)	26,859	(11,128)
Accounts payable and other liabilities	25,646	(7,703)	32,707	(9,813)
Deferred revenues and other gains	22,000	(9,763)	22,077	(9,898)
Distributions payable	12,606	(32)	12,512	—
Tenant security deposits	6,027	(1,870)	6,205	(1,805)
Total liabilities	1,548,484		1,630,590	
Redeemable, noncontrolling interests	29,073	(12,114)	29,073	(12,114)
Stockholders' Equity				
Common stock	17	—	17	—
Subsidiary preferred stock	—	1,259	—	1,259
Additional paid-in capital	1,440,003	—	1,439,199	—
Cumulative distributions and net income (loss)	(246,670)	—	(310,124)	—
Total equity attributable to common stockholders	1,193,350		1,129,092	
Non-redeemable noncontrolling interests	408,080	(408,080)	411,347	(411,347)
Total equity	1,601,430		1,540,439	
Total liabilities and equity	$ 3,178,987		$ 3,200,102	

(1) See page 4 for our consolidated GAAP balance sheet.
(2) See Noncontrolling Interests Adjustments and Proportionate Share in Definitions and Other Explanatory Information for discussion of our Proportionate Share and methodology.

© Monogram Residential Trust, Inc. 5

Financial Information

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended March 31,	
	2017	2016
Rental revenues	$ 73,338	$ 65,547
Expenses:		
Property operating expenses	19,138	18,806
Real estate taxes	11,964	10,622
General and administrative expenses	6,870	6,510
Acquisition, investment and development expenses	64	278
Interest expense	11,704	10,366
Amortization of deferred financing costs	1,549	1,536
Depreciation and amortization	31,859	30,056
Total expenses	83,148	78,174
Interest income	1,181	1,682
Loss on early extinguishment of debt	(3,901)	—
Other expense, net	(88)	(115)
Loss from continuing operations before gains on sales of real estate	(12,618)	(11,060)
Gains on sales of real estate	86,723	—
Net income (loss)	74,105	(11,060)
Net loss attributable to non-redeemable noncontrolling interests	1,880	2,755
Net income (loss) available to the Company	75,985	(8,305)
Dividends to preferred stockholders	—	(2)
Net income (loss) attributable to common stockholders	$ 75,985	$ (8,307)
Weighted average number of common shares outstanding-basic	167,001	166,743
Weighted average number of common shares outstanding-diluted [1]	167,791	166,743
Basic and diluted earnings (loss) per common share	$ 0.45	$ (0.05)

(1) Because GAAP net income was a net loss for the quarter ended March 31, 2016, we do not report dilutive common shares for GAAP reporting.

© Monogram Residential Trust, Inc. 6

Financial Information

YTD Funds from Operations ("FFO"), Core FFO and Adjusted Core FFO ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments (1)	Amounts as Defined	Noncontrolling Interests Adjustments (1)
FFO:				
Net income (loss) attributable to common stockholders	$ 75,985		$ (8,307)	
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization	31,721	$ (10,116)	29,922	$ (9,258)
Gains on sales of real estate	(86,723)	—	—	—
Less: Noncontrolling Interests Adjustments	(10,116) ←	(10,116)	(9,258) ←	(9,258)
FFO - NAREIT defined	**10,867**		**12,357**	
Add (deduct) adjustments to arrive at Core FFO:				
Loss on early extinguishment of debt	3,901	$ (289)	—	$ —
Fair value adjustments (derivatives and business combinations)	70	—	—	—
Start up and pursuit expenses	128	(16)	225	(30)
Less: Noncontrolling Interests Adjustments	(305) ←	(305)	(30) ←	(30)
Core FFO	**14,661**		**12,552**	
Add (deduct) adjustments to arrive at AFFO:				
Recurring capital expenditures	(594)	$ 172	(482)	$ 117
Straight-line rents	227	(103)	242	(112)
Stock compensation expense	1,121	—	580	—
Plus: Noncontrolling Interests Adjustments	69 ←	69	5 ←	5
AFFO	**$ 15,484**		**$ 12,897**	
Weighted average number of common shares outstanding - basic	167,001		166,743	
Weighted average number of common shares outstanding - diluted (2)	167,791		167,309	
Per common share amounts - basic and diluted:				
Net income (loss) attributable to common stockholders (2)	$ 0.45		$ (0.05)	
FFO attributable to common stockholders - NAREIT Defined	$ 0.06		$ 0.07	
Core FFO attributable to common stockholders	$ 0.09		$ 0.08	
AFFO attributable to common stockholders	$ 0.09		$ 0.08	

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.
(2) Because GAAP net income was a net loss for the quarter ended March 31, 2016, we do not report dilutive common shares for GAAP reporting. For the above Non-GAAP Measurements (see page 45 for definitions), we include dilutive common shares, which primarily relate to our stock compensation plans.

© Monogram Residential Trust, Inc. 7

Financial Information
YTD Detail Recap of FFO

(in thousands) (unaudited)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [1]	Amounts as Defined	Noncontrolling Interests Adjustments [1]
Revenues:				
Rental revenues before straight-line rents	$ 73,565	$ (23,343)	$ 65,789	$ (19,884)
Straight-line rents	(227)	103	(242)	112
Rental revenues	73,338		65,547	
Property operating expenses:				
Property operating expenses (including real estate taxes)	(28,473)	9,180	(26,725)	8,417
Fee income:				
Asset management fees	—	364	—	375
Property management fees	—	868	—	754
Other:				
General and administrative expenses	(5,873)	184	(6,019)	237
Corporate property management expenses	(2,412)	—	(2,512)	—
Start up and pursuit expenses	(128)	16	(225)	30
Stock compensation expense	(1,121)	—	(580)	—
Interest expense [2]	(11,704)	3,730	(10,366)	3,089
Amortization of deferred financing costs	(1,549)	392	(1,536)	329
Interest income	1,181	(3)	1,682	(3)
Loss on early extinguishment of debt	(3,901)	289	—	—
Other expense, net	(117)	29	(270)	91
Dividends to preferred stockholders	(83)	31	(87)	32
Depreciation and amortization related to non-real estate assets	(138)	7	(133)	2
Less: Noncontrolling Interests Adjustments	(8,153) ←	(8,153)	(6,419) ←	(6,419)
FFO - NAREIT defined	**$ 10,867**		**$ 12,357**	

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., corporate property management expenses, stock compensation expenses, etc.) See page 7 for reconciliation of net income attributable to common stockholders to FFO - NAREIT defined.

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

(2) See page 32 for components of interest expense, including contractual interest, capitalized interest and other finance fees.

© Monogram Residential Trust, Inc. 8

Financial Information
AFFO Comparisons to 1Q 2017

(in millions, except per share amounts) (unaudited)

Comparison of reported AFFO attributable to common stockholders 1Q 2017 to 1Q 2016:		
AFFO attributable to common stockholders - 1Q 2017	$	0.09
AFFO attributable to common stockholders - 1Q 2016		0.08
Increase in AFFO attributable to common stockholders - quarter over quarter	**$**	**0.01**
Major components of change quarter over quarter:		
Increase in NOI from stabilized non-comparables and lease ups		0.03
Decrease in NOI from dispositions		(0.01)
Weighted average number of common shares outstanding - diluted - 1Q 2017		167.8
Weighted average number of common shares outstanding - diluted - 1Q 2016		167.3
Comparison of actual AFFO attributable to common stockholders 1Q 2017 to 4Q 2016:		
AFFO attributable to common stockholders - 1Q 2017	$	0.09
AFFO attributable to common stockholders - 4Q 2016		0.12
Decrease in AFFO attributable to common stockholders - quarter over quarter	**$**	**(0.03)**
Major components of change quarter over quarter:		
Decrease in NOI from dispositions		(0.01)
Increase in general and administrative expenses (including $0.9 million of severance expense) (1)		(0.01)
Weighted average number of common shares outstanding - diluted - 1Q 2017		167.8
Weighted average number of common shares outstanding - diluted - 4Q 2016		167.7

(1) Severance amount excludes stock compensation expense of $0.3 million, which is excluded in our standard calculation of AFFO.

© Monogram Residential Trust, Inc. 9

Portfolio Overview Equity Investments by Geographic Regions As of March 31,2017 5 operating com unities -1:1 Northern California 5 operating communities Nevada ( Colorado 3 operating communities *•Mid-Atlantic 2 operating communities Operating communities Southern California 8 operating communities 1 development community Texas Georgia 10 operating communities * 1 operating community South Florida 5 operating communities 1 development community* *Operating 8 (45 Communities, including developments in l ease up) Development (2 communities) Note: Excludes 2 debt investments ©Monogram Residential Trust, Inc. 10

Portfolio Overview Summary of Number of Units and Communities Total Units Total Communities Equity Investments: Same Store Wholly owned Wholly owned sold in 2016 Wholly owned sold in 2017 Consolidated joint ventures Consolidated joint venture sold in 2016 1,863 — — 7,327 — 1,655 283 974 5,652 132 7 — — 28 — 6 1 3 21 1 Stabilized - Non Comparable Wholly owned Consolidated joint ventures 328 1,312 208 1,677 2 4 1 7 Lease up (including operating communities and developments in lease up) Wholly owned Wholly owned acquired in 2017 Consolidated joint ventures — 175 1,218 208 — 2,165 — 1 3 1 — 6 Developments under Construction Wholly owned Consolidated joint ventures — 656 120 1,021 — 2 1 3 N/A N/A — 1 Land held for future development - consolidated joint venture sold in 2016 Debt Investments: Mezzanine Loans - Development, Lease up, and Stabilized Wholly owned 795 1,116 2 3 Recap of Totals by Category Wholly owned Wholly owned acquired in 2017 Wholly owned sold in 2016 Wholly owned sold in 2017 Consolidated joint ventures Consolidated joint venture sold in 2016 2,986 175 — — 10,513 — 3,307 — 283 974 10,515 132 11 1 — — 37 — 12 — 1 3 38 1 © Monogram Residential Trust, Inc. 11 Total Communities - Equity and Debt Investments 13,674 15,211 49 55 Total Communities - Equity and Debt Investments 13,674 15,211 49 55 Total Communities - Debt Investments 7951,11623 Total Communities - Equity Investments 12,879 14,095 47 52 Total Developments under Construction 65 61,141 24 Total Lease up (including operating communities and developments in lease up)1,3932,37347 Total Stabilized - Non Comparable 1,640 1,885 68 Total Stabilized 10,830 10,581 41 40 Total Same Store 9,190 8,696 35 32 March 31, 2017 March 31, 2016 March 31, 2017 March 31, 2016

Portfolio Overview

Summary of Operating Communities

As of March 31, 2017

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2017 Proportionate Same Store NOI
Same Store Communities:					
Consolidated joint ventures					
4550 Cherry Creek	Denver, CO	55%	2004	288	
7166 at Belmar	Lakewood, CO	55%	2008	308	
Point 21	Denver, CO	55%	2015	212	
Colorado Totals				**808**	**7.7%**
Wholly owned					
The Mark	Boca Raton, FL	100%	2015	208	
Consolidated joint venture					
Satori	Fort Lauderdale, FL	55%	2010	279	
The Franklin Delray	Delray Beach, FL	55%	2013	180	
South Florida Totals				**667**	**8.5%**
Wholly owned					
The Cameron	Silver Spring, MD	100%	2010	325	
Consolidated joint ventures					
55 Hundred	Arlington, VA	55%	2010	234	
Bailey's Crossing	Alexandria, VA	55%	2010	414	
Burrough's Mill	Cherry Hill, NJ	55%	2004	308	
The Lofts at Park Crest	McLean, VA	55%	2008	131	
Mid-Atlantic Totals				**1,412**	**16.8%**
Consolidated joint ventures					
The Venue	Clark County, NV	55%	2009	168	
Veritas	Henderson, NV	100%	2011	430	
Nevada Totals				**598**	**5.3%**
Wholly owned					
Pembroke Woods	Pembroke, MA	100%	2006	240	
Stone Gate	Marlborough, MA	100%	2007	332	
Consolidated joint venture					
Everly	Wakefield, MA	55%	2014	186	
West Village	Mansfield, MA	55%	2008	200	
New England Totals				**958**	**11.4%**

© Monogram Residential Trust, Inc. 12

Portfolio Overview
Summary of Operating Communities
As of March 31, 2017

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2017 Proportionate Same Store NOI
Same Store Communities (continued):					
Wholly owned					
Acappella	San Bruno, CA	100%	2010	163	
Vara	San Francisco, CA	100%	2013	202	
Consolidated joint ventures					
Acacia on Santa Rosa Creek	Santa Rosa, CA	55%	2003	277	
Argenta	San Francisco, CA	55%	2008	179	
Northern California Totals				**821**	**17.3%**
Consolidated joint ventures					
Blue Sol	Costa Mesa, CA	100%	2014	113	
Calypso Apartments and Lofts	Irvine, CA	55%	2008	177	
Forty55 Lofts	Marina del Rey, CA	55%	2010	140	
The Gallery at NoHo Commons	Los Angeles, CA	55%	2008	438	
San Sebastian	Laguna Woods, CA	55%	2010	134	
Southern California Totals				**1,002**	**13.5%**
Wholly owned					
Allegro	Addison, TX	100%	2013	393	
Consolidated joint ventures					
4110 Fairmount	Dallas, TX	55%	2014	299	
Allusion West University	Houston, TX	55%	2014	231	
Arpeggio Victory Park	Dallas, TX	55%	2014	377	
Briar Forest Lofts	Houston, TX	55%	2008	352	
Eclipse	Houston, TX	55%	2009	330	
Fitzhugh Urban Flats	Dallas, TX	55%	2009	452	
Muse Museum District	Houston, TX	55%	2014	270	
SEVEN	Austin, TX	55%	2015	220	
Texas Totals				**2,924**	**19.5%**
Total Same Store Communities			**2010**	**9,190**	**100.0%**
Stabilized Non-Comparable Communities:					
Wholly Owned					
The Mile	Miami, FL	100%	2016	120	
Consolidated joint venture					
SoMa	Miami, FL	55%	2016	418	
South Florida Totals				**538**	

© Monogram Residential Trust, Inc. 13

Portfolio Overview Summary of Operating Communities As of March 31, 2017 Stabilized Non-Comparable Communities (continued): Consolidated joint venture Cyan on Peachtree Atlanta, GA 55% 2015 329 Consolidated joint venture OLUME San Francisco, CA 55% 2016 121 Wholly owned Ev Consolidated joint venture Verge San Diego, CA 100% 2015 208 San Diego, CA 70% 2016 444 Lease up: Consolidated joint venture Nouvelle Tysons Corner, VA 55% 2015 461 Consolidated joint venture Zinc Cambridge, MA 55% 2015 392 Wholly Owned Desmond at Wilshire Los Angeles, CA 100% 2016 175 Consolidated joint venture The Alexan Dallas, TX 50% 2017 365 © Monogram Residential Trust, Inc. 14 Total Operating Communities 2011 12,223 Total Lease up Communities 2016 1,393 Texas Totals 365 Southern California Totals 175 New England Totals 392 Mid-Atlantic Totals 461 Total Stabilized / Non-Comparable Communities 2016 1,640 Southern California Totals 652 Northern California Totals 121 Georgia Totals 329 Current Year of Completion or Most Percentage of Portfolio Based on Effective Recent Substantial YTD 2017 Proportionate Location Ownership Development Units Same Store NOI

Portfolio Overview Summary of Notes Receivable As of March 31, 2017 (dollars in thousands) (unaudited) Balance (1) Maturity Date (2) Interest Rate (3) Community Location Ownership Total Commitment Accrued Interest Jefferson at Stonebriar Frisco, TX 100% $ 16,735 $ 16,735 $ 2,105 6/25/2018 15.0% Jefferson at Riverside Irving, TX 100% 10,436 10,436 446 6/30/2018 15.0% (1) Excludes certain GAAP consolidated costs, primarily related to deferred income and loan origination costs of $0.4 million. (2) The borrowers generally have options to prepay prior to maturity date or to extend the maturity date for one to two years. (3) The interest rate is calculated on a weighted average based on the contractual principal balance including only recurring interest. Excluded from the interest rate are fees paid at initial closing or final payment. © Monogram Residential Trust, Inc. 15 $27,171 $27,171 $2,551 15.0% Contractual Principal Contractual

Operating Performance

Reconciliation of Proportionate Net Operating Income ("NOI")

(in thousands) (unaudited)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016	
Reconciliation of net income (loss) to Proportionate NOI and Proportionate Same Store NOI:				
Net income (loss)	$	**74,105**	$	**(11,060)**
Adjustments to reconcile net income (loss) to Proportionate NOI:				
Corporate property management expenses (1)		2,536		2,601
General and administrative expenses (1)		6,870		6,510
Interest expense		11,704		10,366
Amortization of deferred financing costs		1,549		1,536
Depreciation and amortization		31,859		30,056
Interest income		(1,181)		(1,682)
Gains on sales of real estate		(86,723)		—
Loss on early extinguishment of debt		3,901		—
Other, net		152		393
Less: Noncontrolling Interests Adjustments (2)		(14,045)		(11,325)
Proportionate NOI	$	**30,727**	$	**27,395**
Less: non-comparable				
Rental revenue		(13,711)		(9,531)
Property operating expenses, including real estate taxes		6,159		5,387
Proportionate Same Store NOI	$	**23,175**	$	**23,251**

(1) Includes related stock compensation expense.
(2) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

© Monogram Residential Trust, Inc. 16

Operating Performance Proportionate Net Operating Income (dollars in thousands) (unaudited) Same Store Stabilized Non-Comparable Lease Up Dispositions and other non-lease up developments (1) $ 36,387 7,087 2,870 3,754 $ 36,244 2,231 387 6,913 0.4 % N/A N/A N/A Same Store Stabilized Non-Comparable Lease Up Dispositions and other non-lease up developments (1) 13,212 2,917 1,889 1,353 12,993 1,910 1,049 2,428 1.7 % N/A N/A N/A Same Store Stabilized Non-Comparable Lease Up Dispositions and other non-lease up developments (1) 23,175 4,170 981 2,401 23,251 321 (662) 4,485 (0.3)% N/A N/A N/A See Reconciliation of Proportionate NOI to net income (loss) on page 16. (1) See page 26 for listing of communities sold in 2017 and 2016. © Monogram Residential Trust, Inc. 17 Total Proportionate NOI $30,727 $27,395 12.2 % Proportionate NOI Total proportionate property operating expenses, including real estate taxes 19,371 18,380 5.4 % Proportionate property operating expenses, including real estate taxes Total proportionate rental revenue 50,098 45,775 9.4 % Proportionate rental revenue Three Months Ended March 31, 2017 2016 Growth

Operating Performance Proportionate YTD Net Operating Income by Geographic Region and Market (dollars in thousands) (unaudited) Colorado Denver 808 $ 2,446 $ 2,568 (4.8)% $ 653 $ 717 (8.9)% $ 1,793 $ 1,851 (3.1)% 7.7 % South Florida 667 3,242 3,106 4.4% 1,269 1,282 (1.0)% 1,973 1,824 8.2% 8.5 % Mid-Atlantic Washington D.C. Philadelphia 1,104 308 5,018 835 4,963 848 1.1% (1.5)% 1,588 379 1,627 393 (2.4)% (3.6)% 3,430 456 3,336 455 2.8% 0.2% 14.8% 2.0 % Nevada Las Vegas 598 1,806 1,723 4.8% 576 559 3.0% 1,230 1,164 5.7% 5.3 % New England Boston 958 4,211 4,146 1.6% 1,558 1,440 8.2% 2,653 2,706 (2.0)% 11.4 % Northern California San Francisco 821 5,863 5,865 — % 1,851 1,792 3.3% 4,012 4,073 (1.5)% 17.3 % Southern California Los Angeles 1,002 4,539 4,420 2.7% 1,420 1,355 4.8% 3,119 3,065 1.8% 13.5 % Texas Austin Dallas Houston 220 1,521 1,183 954 4,660 2,813 1,001 4,607 2,997 (4.7)% 1.2% (6.1)% 484 2,054 1,380 400 2,017 1,411 21.0% 1.8% (2.2)% 470 2,606 1,433 601 2,590 1,586 (21.8)% 0.6% (9.6)% 2.0% 11.2% 6.2% (Table continued on next page) © Monogram Residential Trust, Inc. 18 Total Same Store 9,190 36,387 36,244 0.4%13,212 12,993 1.7% 23,175 23,251 (0.3)% 100.0% Texas Total 2,924 8,427 8,605 (2.1)% 3,918 3,828 2.4% 4,509 4,777 (5.6)% 19.5% Southern California Total 1,002 4,539 4,420 2.7% 1,420 1,355 4.8% 3,119 3,065 1.8% 13.5% Northern California Total 82 15,86 35,865— %1,8511,7923.3%4,0124,073(1.5)%17.3% New England Total 95 84,211 4,146 1.6% 1,5581,4408.2% 2,653 2,706 (2.0)% 11.4% Nevada Total 598 1,806 1,723 4.8% 576559 3.0%1,2301,1645.7%5.3% Mid-Atlantic Total 1,4125,8535,8110.7%1,9672,020(2.6)%3,8863,7912.5%16.8% South Florida Total 66 73,242 3,1064.4%1,2691,282(1.0)%1,9731,8248.2%8.5% Colorado Total 8082,4462,568(4.8)%653717(8.9)%1,7931,851(3.1)%7.7% Same Store % of Same Store NOI by Market YTD 1Q 2017 Net Operating Income YTD YTD% 1Q 2017 1Q 2016 Change Property Operating Expenses YTD YTD% 1Q 2017 1Q 2016 Change Rental Revenue YTD YTD% 1Q 2017 1Q 2016 Change Units YTD 1Q 2017

Operating Performance

Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 1Q 2017	YTD 1Q 2017	YTD 1Q 2016	% Change	YTD 1Q 2017	YTD 1Q 2016	% Change	YTD 1Q 2017	YTD 1Q 2016	% Change	YTD 1Q 2017
Stabilized Non-Comparable											
South Florida	538	2,130	355	N/A	912	475	N/A	1,218	(120)	N/A	N/A
South Florida Total	**538**	**2,130**	**355**	**N/A**	**912**	**475**	**N/A**	**1,218**	**(120)**	**N/A**	**N/A**
Georgia											
Atlanta	329	1,082	810	N/A	403	384	N/A	679	426	N/A	N/A
Georgia Total	**329**	**1,082**	**810**	**N/A**	**403**	**384**	**N/A**	**679**	**426**	**N/A**	**N/A**
Northern California											
San Francisco	121	654	7	N/A	312	72	N/A	342	(65)	N/A	N/A
Northern California Total	**121**	**654**	**7**	**N/A**	**312**	**72**	**N/A**	**342**	**(65)**	**N/A**	**N/A**
Southern California											
San Diego	652	3,221	1,059	N/A	1,290	979	N/A	1,931	80	N/A	N/A
Southern California Total	**652**	**3,221**	**1,059**	**N/A**	**1,290**	**979**	**N/A**	**1,931**	**80**	**N/A**	**N/A**
Total Stabilized Non-Comparable	**1,640**	**7,087**	**2,231**	**218 %**	**2,917**	**1,910**	**53 %**	**4,170**	**321**	**1,199 %**	**N/A**
Lease up (includes operating and development communities)											
Mid-Atlantic	461	1,234	166	N/A	576	556	N/A	658	(390)	N/A	N/A
New England	392	1,236	218	N/A	465	398	N/A	771	(180)	N/A	N/A
Southern California	175	77	—	N/A	409	—	N/A	(332)	—	N/A	N/A
Texas	365	323	3	N/A	439	95	N/A	(116)	(92)	N/A	N/A
Total Lease up	**1,393**	**2,870**	**387**	N/A	**1,889**	**1,049**	N/A	**981**	**(662)**	**N/A**	**N/A**
Dispositions and other non-lease up developments	**—**	**3,754**	**6,913**	**N/A**	**1,353**	**2,428**	**N/A**	**2,401**	**4,485**	**N/A**	**N/A**
Total Portfolio	**12,223**	**$ 50,098**	**$ 45,775**	**9.4 %**	**$ 19,371**	**$ 18,380**	**5.4 %**	**$ 30,727**	**$ 27,395**	**12.2 %**	**N/A**

Note: Property operating expenses (including real estate taxes) from YTD Detail Recap of FFO on page 8 differ from the amounts above due to reclasses between FFO line items (e.g., start up expenses).

© Monogram Residential Trust, Inc. 19

Operating Metrics

Consolidated YTD Operating Metrics by Geographic Region and Market [1]

	Units	Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit	
	QTD 1Q 2017	YTD 1Q 2017	YTD 1Q 2016	QTD 1Q 2017	QTD 1Q 2016	QTD 1Q 2017	QTD 1Q 2016	QTD 1Q 2017	QTD 1Q 2016
Same Store									
Colorado									
Denver	808	73.3 %	72.1 %	93.3 %	95.3 %	92.3 %	95.0 %	$ 1,849	$ 1,884
Colorado Total	**808**	**73.3%**	**72.1%**	**93.3%**	**95.3%**	**92.3%**	**95.0%**	**1,849**	**1,884**
South Florida	667	61.0 %	59.4 %	94.5 %	95.8 %	96.3 %	96.9 %	2,217	2,159
South Florida Total	**667**	**61.0%**	**59.4%**	**94.5%**	**95.8%**	**96.3%**	**96.9%**	**2,217**	**2,159**
Mid-Atlantic									
Washington D.C.	1,104	67.5 %	66.1 %	95.4 %	93.9 %	94.3 %	94.0 %	2,083	2,083
Philadelphia	308	54.6 %	53.6 %	93.5 %	94.8 %	94.8 %	96.2 %	1,635	1,609
Mid-Atlantic Total	**1,412**	**65.3%**	**63.9%**	**95.0%**	**94.1%**	**94.4%**	**94.5%**	**1,985**	**1,980**
Nevada									
Las Vegas	598	67.2 %	66.5 %	97.0 %	95.2 %	95.4 %	95.6 %	1,111	1,080
Nevada Total	**598**	**67.2%**	**66.5%**	**97.0%**	**95.2%**	**95.4%**	**95.6%**	**1,111**	**1,080**
New England									
Boston	958	63.8 %	66.0 %	96.1 %	96.7 %	94.5 %	96.4 %	1,767	1,736
New England Total	**958**	**63.8%**	**66.0%**	**96.1%**	**96.7%**	**94.5%**	**96.4%**	**1,767**	**1,736**
Northern California									
San Francisco	821	68.7 %	69.6 %	95.6 %	94.3 %	94.6 %	95.4 %	3,066	3,063
Northern California Total	**821**	**68.7%**	**69.6%**	**95.6%**	**94.3%**	**94.6%**	**95.4%**	**3,066**	**3,063**
Southern California									
Los Angeles	1,002	69.0 %	69.6 %	95.2 %	96.1 %	95.7 %	95.8 %	2,387	2,324
Southern California Total	**1,002**	**69.0%**	**69.6%**	**95.2%**	**96.1%**	**95.7%**	**95.8%**	**2,387**	**2,324**
Texas									
Austin	220	49.2 %	60.1 %	93.2 %	94.1 %	93.2 %	94.2 %	2,732	2,961
Dallas	1,521	55.1 %	55.7 %	94.7 %	93.8 %	94.7 %	94.7 %	1,535	1,518
Houston	1,183	50.9 %	52.9 %	94.7 %	93.7 %	94.7 %	95.6 %	1,450	1,506
Texas Total	**2,924**	**52.8%**	**55.2%**	**94.6%**	**93.8%**	**94.6%**	**95.0%**	**1,591**	**1,622**
Total Same Store	**9,190**	**63.4%**	**63.9%**	**95.0%**	**94.8%**	**94.6%**	**95.4%**	**$ 1,925**	**$ 1,921**

(Table continued on next page)

© Monogram Residential Trust, Inc. 20

Operating Metrics

Consolidated YTD Operating Metrics by Geographic Region and Market [(1)]

	Units	Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit	
	QTD 1Q 2017	YTD 1Q 2017	YTD 1Q 2016	QTD 1Q 2017	QTD 1Q 2016	QTD 1Q 2017	QTD 1Q 2016	QTD 1Q 2017	QTD 1Q 2016
Stabilized Non-Comparable									
South Florida	538	59.4 %	N/A	94.2 %	25.3 %	94.4 %	20.0 %	2,157	N/A
South Florida Total	**538**	**59.4%**	**N/A**	**94.2%**	**25.3%**	**94.4%**	**20.0%**	**2,157**	**N/A**
Georgia									
Atlanta	329	62.7 %	N/A	94.8 %	82.1 %	92.5 %	73.9 %	2,031	N/A
Georgia Total	**329**	**62.7%**	**N/A**	**94.8%**	**82.1%**	**92.5%**	**73.9%**	**2,031**	**N/A**
Northern California									
San Francisco	121	52.3 %	N/A	91.7 %	12.4 %	92.6 %	1.4 %	3,443	N/A
Northern California Total	**121**	**52.3%**	**N/A**	**91.7%**	**12.4%**	**92.6%**	**1.4%**	**3,443**	**N/A**
Southern California									
San Diego	652	59.9 %	N/A	94.9 %	49.8 %	94.7 %	41.9 %	2,085	N/A
Southern California Total	**652**	**59.9%**	**N/A**	**94.9%**	**49.8%**	**94.7%**	**41.9%**	**2,085**	**N/A**
Total Stabilized Non-Comparable	**1,640**	**59.4%**	**N/A**	**94.5%**	**45.5%**	**94.0%**	**38.1%**	**2,198**	**N/A**
Total Stabilized	**10,830**	**62.7%**	**N/A**	**94.9%**	**87.3%**	**94.5%**	**86.7%**	**1,967**	**N/A**
Lease up (includes operating and development communities)									
Mid-Atlantic	461	N/A	N/A	77.4 %	N/A	71.2 %	N/A	N/A	N/A
New England	392	N/A	N/A	73.7 %	N/A	71.5 %	N/A	N/A	N/A
Southern California	175	N/A	N/A	18.3 %	N/A	3.8 %	N/A	N/A	N/A
Texas	365	N/A	N/A	45.2 %	N/A	34.5 %	N/A	N/A	N/A
Total Lease up	**1,393**	**N/A**	**N/A**	**60.5%**	**N/A**	**53.2%**	**N/A**	**N/A**	**N/A**

(1) Operating margin and monthly rental revenue per unit are only provided for communities that are stabilized as of the end of the period. Such metrics are not meaningful prior to stabilization.

© Monogram Residential Trust, Inc. 21

Operating Metrics Consolidated YTD Same Store Operating Expenses (dollars in thousands) (unaudited) Same Store Properties - Consolidated Detailed Comparison by Major Operating Expense Categories Onsite management Marketing Repairs and maintenance, including expensed turnover costs Utilities Insurance Real estate taxes Other $ 4,999 707 3,081 1,941 499 8,416 146 $ 5,105 659 3,057 1,924 522 8,118 143 $ (106) 48 24 17 (23) 298 3 (2.1)% 7.3% 0.8% 0.9% (4.4)% 3.7% 2.1 % Same Store Properties - Consolidated Percentage of Total Operating Expenses Onsite management Marketing Repairs and maintenance, including expensed turnover costs Utilities Insurance Real estate taxes Other 25.3% 3.6% 15.6% 9.8% 2.5% 42.5% 0.7% 26.1% 3.4% 15.7% 9.9% 2.7% 41.6% 0.6% © Monogram Residential Trust, Inc. 22 Total Operating Expenses 100%100% Three Months Ended March 31, 20172016 Total Operating Expenses $19,789 $19,528 $2611.3 % Three Months Ended March 31, 2017 2016 $ Change % Change

Operating Metrics Consolidated Capital Expenditures-Same Store (dollars in thousands, except per unit amounts) (unaudited) Recurring Non-Recurring Revenue Producing $ 521 1,372 346 $ 373 689 559 39.7% 99.1% (38.1)% Recurring Non-Recurring Revenue Producing $ 57 149 38 $ 41 74 61 39.0% 101.4% (37.7)% Recurring Non-Recurring Revenue Producing 1.0% 2.5% 0.6% 0.7% 1.3% 1.0% © Monogram Residential Trust, Inc. 23 Total capital expenditures as a percentage of rental revenue - Same Store 4.1% 3.0% Capital Expenditures as a Percentage of Rental Revenue - Same Store Total capital expenditures per unit - Same Store $244$17638.6 % Capital Expenditures per Unit - Same Store Total capital expenditures - Same Store $2,239 $1,621 38.1% Capital Expenditures - Same Store Three Months Ended March 31, 20172016% Change

Operating Metrics

Consolidated QTD General and Administrative and Corporate Property Management Expenses

(dollars in thousands) (unaudited)

	For the Three Months Ended March 31, 2017			
	General and Administrative Expenses	Corporate Property Management Expenses	Total Expenses	Annualized Expenses
Total General and administrative and corporate property management expenses (1)	$ 4,974	$ 2,412	$ 7,386	$ 29,544
Less: Asset management and property management fee income (2)	(364)	(868)	(1,232)	(4,928)
Net Expenses	**$ 4,610**	**$ 1,544**	**$ 6,154**	**$ 24,616**
Assets under management:				
Net Expenses as percentage of Total Consolidated Revenue	**6.3%**	**2.1%**	**8.4%**	**8.4%**
Net Expenses as percentage of Total Consolidated Gross Assets (3)	**0.13%**	**0.04%**	**0.17%**	**0.67%**

Note: A common financial metric to present general and administrative expense efficiency is to calculate general and administrative expenses as a percent of assets under management for revenues and gross asset costs (costs prior to accumulated depreciation and amortization). We believe calculating these ratios is useful to our investors and analysts as it reflects performance related to the general and administrative expenses on a consolidated basis, which includes enterprise-wide results and our economic share of fee income. Our presentation also reflects expenses net of stock compensation expense and annualized amounts, which we believe provides for a more consistent comparison to other real estate companies. We also include annualized calculations from the latest quarter; however, the last quarter may not be reflective in all cases of full year results.

(1) General and administrative expenses exclude stock compensation expense of $1.0 million and severance of $0.9 million. Corporate property management expenses exclude stock compensation expense of $0.1 million.
(2) Asset management and property management fee income represent fee income earned by the Company and the noncontrolling interests' share of revenues. As all of our joint ventures are consolidated, this fee income is eliminated upon consolidation.
(3) Total consolidated gross assets, which adds back accumulated depreciation and amortization, is included as a benchmark metric as it is representative of the Company's assets under management, and is calculated as follows:

Total assets per page 4	$	3,178,987
Accumulated depreciation per page 4		452,439
Accumulated depreciation of corporate assets		1,373
Accumulated amortization of intangibles		32,240
Total gross assets under management	$	3,665,039

© Monogram Residential Trust, Inc. 24

Capital Deployment
Summary of Developments

(dollars in thousands, except costs per unit) (unaudited) As of March 31, 2017

Community	Effective Ownership %	Actual/ Estimated Units	Actual/ Estimated Construction Start Date	Actual/ Estimated Date First Units	Actual/ Estimated Completion Date (1)	Actual/ Estimated Stabilization Date (1)	Estimated Economic Costs per Unit	Occupancy	Percent Complete	Proportionate Share by Property (3): Estimated Total Economic Costs (4)	Economic Costs Incurred as of March 31, 2017	Projected NOI Yield at Stabilization
Operating Communities in Lease up (2)												
Zinc - Cambridge, MA	55%	392	2Q 2013	3Q 2015	4Q 2015	3Q 2017	$465,403	74%	99%	$ 101,162	$ 100,084	5.2%
Nouvelle - Tysons Corner, VA	55%	461	4Q 2013	3Q 2015	4Q 2015	3Q 2017	370,908	77%	99%	94,813	93,764	5.5%
The Alexan - Dallas, TX	50%	365	3Q 2013	2Q 2016	2Q 2017	4Q 2017	266,522	45%	96%	48,553	46,788	5.6%
Total in Lease up		**1,218**					**370,039**	**66%**	**98%**	**244,528**	**240,636**	**5.4%**
Construction												
Caspian Delray Beach - Delray Beach, FL	55%	146	4Q 2014	2Q 2017	2Q 2017	4Q 2017	278,812	N/A	96%	22,572	21,764	6.3%
Lucé - Huntington Beach, CA	65%	510	4Q 2015	1Q 2018	3Q 2018	2Q 2019	344,377	N/A	48%	114,776	55,397	6.6%
Total Construction		**656**					**329,785**	**N/A**	**56%**	**137,348**	**77,161**	**6.5%**
Total Developments		**1,874**					**$355,948**		**83%**	**$ 381,876**	**$ 317,797**	**5.8%**

(1) The estimated completion and stabilization dates are primarily based on contractual arrangements adjusted for certain events (e.g., weather delays, labor availability and change orders).
(2) These communities are included in the GAAP presentation in land, buildings and improvements but are still in lease up and still have some remaining development costs.
(3) These amounts are our Proportionate Share by property. See Proportionate Share in Definitions and other Explanatory Information for discussion of our methodology for calculating and presenting our Proportionate Share. This information is used by management and may be helpful to investors and lenders in determining our share of development costs projected and incurred and the projected NOI yield at stabilization attributable to our shareholders. The corresponding consolidated amounts are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, Item 2. and should be reviewed in conjunction with that information. Accordingly, users are cautioned that such information excludes the full consolidated GAAP amounts.
(4) Estimated development cash costs to complete:

Proportionate Share:	As of March 31, 2017
Estimated total Economic Costs	$ 381,876
Less: Costs incurred	(317,797)
Plus: Net accrued and unpaid estimated Economic Costs (including stabilized development communities not included in the schedule above, retainage, construction payables and construction escrows)	9,695
Total Estimated Development Cash Costs to Complete	$ 73,774
Total estimated development cash costs to complete by funding source:	
Construction loan draws under binding loan commitments	$ 56,944
Other, including cash and credit facilities (a)	16,830
Total Estimated Development Cash Costs to Complete	$ 73,774

(a) The sources identified may be supplemented with other capital sources.

© Monogram Residential Trust, Inc. 25

Capital Deployment Acquisition and Disposition Summary - Two Years (dollars in thousands, except per unit data) (unaudited) Number of Purchase Price Purchase Price Ownership % Debt Desmond at Wilshire (1) 100% Los Angeles, CA 175 $ 600,000 $ 105,000 $ — Number of Gross Sales Gross Sales Ownership % Value at Time The District Universal Boulevard Grand Reserve Skye 2905 100% 100% 100% Orlando, FL Dallas, TX Denver, CO 425 149 400 $ 184,706 281,879 315,000 $ 78,500 42,000 126,000 $ 63,779 31,679 101,987 Renaissance (2) The Reserve at La Vista Walk 55.5% 100% Concord, CA Atlanta, GA 134 283 487,709 202,120 65,353 57,200 52,809 40,190 (1) Acquisition of a multifamily community in lease up. As of March 31, 2017, Desmond at Wilshire was 18% occupied. (2) The sale in August 2016 included the operating property as well as land held for future development. As of March 31, 2017, $2.0 million of net profit was deferred. © Monogram Residential Trust, Inc. 26 Total1 ,391$265,315$369,053$290,444 2016 2017 Effective Gross Book Communities Sold Sold Location Units Price per Unit Price 100% of Sale 100% Total 175 $600,000 $105,000 $— 2017 Effective Assumed Communities Acquired Acquired Location Units per Unit 100%1 00%

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

	As of March 31, 2017					
	Total Consolidated Contractual Balance [1][2][4]	Weighted Average Time to Maturity [3]	Consolidated Weighted Average Contractual Interest Rate	Proportionate Share of Contractual Balance [1][4]	Percent of Total Proportionate Share Debt	Company Portion of Recourse Debt [5]
Company Level Debt						
Fixed Rate - Mortgages Payable	$ 181,143	2.4 years	3.71%	$ 181,143	19.4%	$ —
$200 Million Credit Facility	42,000	1.8 years	3.48%	42,000	4.5%	—
Total Company Level Debt	**223,143**	**2.3 years**	**3.67%**	**223,143**	**23.9%**	
Co-Investment Venture Level Debt						
Fixed Rate - Mortgages Payable	635,225	2.8 years	3.23%	365,509	39.1%	—
Variable Rate - Mortgage Payable	35,483	0.3 years	2.92%	19,516	2.1%	—
Fixed Rate - Construction Notes Payable - Operating	52,325	1.3 years	4.00%	26,113	2.8%	—
Variable Rate - Construction Notes Payable - Operating	311,995	1.4 years	3.05%	182,020	19.5%	63,417
Variable Rate - Construction Notes Payable - In Construction	19,734	2.0 years	3.13%	10,943	1.2%	4,934
Unsecured Credit Facility:						
Revolver	93,000	4.0 years	3.23%	51,568	5.5%	
Term loan	100,000	5.0 years	3.23%	55,450	5.9%	
Total Co-Investment Venture Level Debt	**1,247,762**	**2.5 years**	**3.11%**	**711,119**	**76.1%**	**68,351**
Total Company Level and Co-Investment Venture Level Debt	**1,470,905**	**2.5 years**	**3.28%**	**934,262**	**100.0%**	**$ 68,351**
Plus: unamortized adjustments from business combinations [6]	1			—		
Less: Deferred Financing Costs, net [7]	(11,849)			(8,224)		
Total Debt per Consolidated Balance Sheet	**$ 1,459,057**					

(1) The amounts listed are the contractual amounts on each loan at the consolidated or Proportionate Share amount. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate reported amounts.

(2) As of March 31, 2017, 13 communities with a gross GAAP carrying value of $741.6 million were unsecured.

(3) Information provided is before any extension options, weighted using the consolidated contractual balances.

(4) As more fully explained on page 34, our $200 million Credit Facility contains material financial covenants. This schedule, in conjunction with page 34, provides information related to those financial covenants that management uses in managing our business and we believe could be helpful for investors, lenders and analysts in evaluating our covenants. As noted on page 34, substantially all of that information is presented on our Proportionate Share. Such amounts are not calculated using amounts in accordance with GAAP. Accordingly the results and the presentations should only be used in connections with a supplemental review of our covenants and debt and not as a substitute for GAAP reported amounts. See definition of Proportionate Share for additional information on our methodology for deriving these amounts. As further explained in (1) above, the presentation shows contractual balances where unamortized GAAP adjustments from business combinations and deferred finance costs are presented in total to reconcile to total debt as used in our covenants.

Reconciliation of total debt per Consolidated Balance Sheet to Proportionate Share of Company Level and Co-Investment Venture Level Contractual Debt:

Total Debt per Consolidated Balance Sheet	$ 1,459,057
Less: unamortized adjustments from business combinations	(1)
Plus: Deferred financing costs, net	11,849
Less: Noncontrolling Interests Adjustments	(536,643)
Proportionate Share of Company Level and Co-Investment Venture Level Contractual Debt	$ 934,262

Footnotes continued on following page

© Monogram Residential Trust, Inc. 27

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

Footnotes continued from previous page

(5) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).

(6) Unamortized adjustments from business combinations are added to debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

(7) Deferred financing costs, net are deducted from debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

(8) Recap of fixed and floating rate components, including interest rate caps:

	Proportionate Share [4]		
	Contractual Balance	Weighted Average Contractual Interest Rate [3]	Percent of Total Debt
Fixed Rate - Contractual	$ 572,765	3.41 %	
Interest Rate Caps - Notional Amounts [a]	155,000		
Fixed Rate and Interest Rate Caps	727,765		78%
Floating Rate:			
Construction Notes Payable	192,963	3.05 %	
Credit Facilities Payable	149,018	3.30 %	
Mortgage Payable	19,516	2.92 %	
Interest Rate Caps - Notional [a]	(155,000)		
Floating Rate, Net of Interest Rate Caps	206,497		22%
Total Debt - Contractual	$ 934,262	3.30 %	100%

(a) As a hedge against interest rate increases, the Company has $100.0 million notional amount of interest rate caps as of March 31, 2017. Subsequent to March 31, 2017, we entered into an additional $55.0 million notional amount of interest rate caps. The interest rate caps are effective at 30-day LIBOR above weighted average of 1.93%.

(9) Aggregate debt maturities by year:

	Proportionate Share [4]				
		Contractual Repayments			
	Weighted Average Rate on Principal Maturities	Regular Principal Amortization	Principal Maturities [a]	Total Contractual Repayments	Principal Maturities Adjusted for Extended Maturities [b]
2017	3.43 %	$ 5,139	97,436	$ 102,575	$ 84,125
2018	3.37 %	6,026	268,815	274,841	60,682
2019	3.20 %	3,886	202,473	206,359	323,173
2020	3.11 %	2,049	94,295	96,344	184,097
2021	3.32 %	844	163,247	164,091	122,621
Thereafter	3.39 %	516	89,536	90,052	141,104
Total Debt Maturities	3.30 %	$ 18,460	$ 915,802	$ 934,262	$ 915,802

(a) Amounts reflect maturities and regular principal payments as if all extension options are exercised (extensions at our option). Accordingly, we may also refinance or retire debt at or prior to the scheduled maturity date.

(b) Presentation is as of March 31, 2017. Debt that was refinanced is included in the column "Principal Maturities for Extended Maturities."

© Monogram Residential Trust, Inc. 28

Capitalization

Debt Recap by Multifamily Community

(dollars in thousands) (unaudited)

	As of March 31, 2017				
	Total Consolidated Contractual Balance [1]	Maturity Date	Contractual Interest Rate [2]	Proportionate Share of Contractual Balance [1][3]	Company Portion of Recourse Debt [4]
Company Level Debt					
Fixed Rate - Mortgages Payable					
Acappella	$ 29,376	August-2018	3.86%	$ 29,376	
The Cameron	61,849	July-2019	3.09%	61,849	
Stone Gate	33,082	July-2018	4.24%	33,082	
Vara	56,836	January-2021	4.00%	56,836	
Total Fixed Rate - Mortgages Payable	**181,143**		**3.71%**	**181,143**	
$200 Million Credit Facility [5]	42,000	January-2019	Monthly LIBOR + 2.50%	42,000	
Total Credit Facilities	**42,000**		**3.48%**	**42,000**	
Total Company Level Debt	**223,143**		**3.67%**	**223,143**	
Co-Investment Venture Level Debt					
Fixed Rate - Mortgages Payable					
55 Hundred	40,327	January-2022	3.17%	22,361	
Acacia on Santa Rosa Creek	29,000	March-2020	3.17%	15,950	
Argenta	52,000	August-2021	2.78%	28,600	
Arpeggio Victory Park	28,839	June-2023	4.31%	15,991	
Bailey's Crossing	76,000	July-2017	2.82%	42,142	
Belmar	28,500	August-2020	2.82%	15,675	
Briar Forest Lofts	19,736	September-2017	4.46%	10,855	
Calypso	29,500	August-2020	2.82%	16,225	
Cherry Creek	39,500	August-2020	2.82%	21,725	
Eclipse	19,591	September-2017	4.46%	10,775	
Fitzhugh Urban Flats	26,240	August-2017	4.35%	14,432	
Forty 55 Lofts	25,500	October-2020	3.90%	14,025	
The Gallery at NoHo Commons	55,000	August-2021	2.78%	30,250	
The Lofts at Park Crest - multifamily	30,740	January-2019	3.42%	16,907	
San Sebastian	20,689	June-2020	3.31%	11,472	
Satori	51,000	January-2019	3.54%	28,280	
The Venue	10,276	January-2019	3.66%	5,652	
Veritas	33,688	November-2019	2.77%	33,688	
West Village	19,099	October-2019	2.48%	10,504	
Total Fixed Rate - Mortgages Payable	**635,225**		**3.23%**	**365,509**	
Variable Rate - Mortgages Payable					
The Lofts at Park Crest - retail	11,283	April 2018 [6]	Monthly LIBOR + 2.35%	6,206	
Burrough's Mill [7]	24,200	September-2017	Monthly LIBOR + 1.75%	13,310	
Total Variable Rate - Mortgages Payable	**35,483**		**2.92%**	**19,516**	
Fixed Rate - Construction Notes Payable [7]					
The Alexan	52,325	August-2018	4.00%	26,113	
Total Fixed Rate - Construction Notes Payable	**52,325**		**4.00%**	**26,113**	

(Table continued on next page)

© Monogram Residential Trust, Inc. 29

Capitalization
Debt Recap by Multifamily Community

(dollars in thousands) (unaudited)

	As of March 31, 2017				
	Total Consolidated Contractual Balance [1]	Maturity Date	Contractual Interest Rate [2]	Proportionate Share of Contractual Balance [1][3]	Company Portion of Recourse Debt [4]
Variable Rate - Construction Notes Payable [7]					
Cyan on Peachtree	39,114	February-2018	Monthly LIBOR + 1.80%	21,689	5,867
Everly	22,982	June-2018	Monthly LIBOR + 1.85%	12,743	1,149
Nouvelle	82,566	August-2018	Monthly LIBOR + 2.10%	45,783	20,642
Zinc	106,597	October-2018	Monthly LIBOR + 2.25%	59,108	26,649
Verge	60,736	October-2018	Monthly LIBOR + 1.95%	42,697	9,110
Total - Operating	311,995		3.05%	182,020	63,417
Caspian Delray Beach	19,734	April-2019	Monthly LIBOR + 2.15%	10,943	4,934
Luce	—	June-2020	Monthly LIBOR + 2.65%	—	—
Total - In Construction	19,734		3.13%	10,943	4,934
Total Variable Rate - Construction Notes Payable	**331,729**		**3.05%**	**192,963**	**68,351**
Unsecured Credit Facility:					
Revolver	93,000	March-2021	Monthly LIBOR + 2.25%	51,568	
Term loan	100,000	March-2022	Monthly LIBOR + 2.25%	55,450	
Total Unsecured Credit Facility	**193,000**		**3.23%**	**107,018**	
Total Co-Investment Venture Level Debt	**1,247,762**		**3.11%**	**711,119**	**68,351**
Total Company Level and Co-Investment Venture Level Debt	**1,470,905**		**3.28%**	**934,262**	**$ 68,351**
Plus: unamortized adjustments from business combinations [8]	1			—	
Less: deferred financing costs, net [9]	(11,849)			(8,224)	
Total Debt per Consolidated Balance Sheet	**$ 1,459,057**				

(1) The amounts listed by multifamily community are the contractual amounts on each loan at the consolidated or Proportionate Share amount. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate reported amounts.
(2) Total and sub-totals represent the weighted-average interest rates as of March 31, 2017, weighted using the consolidated contractual balances. Monthly LIBOR as of March 31, 2017 is 0.98%.
(3) As more fully explained on page 34, our $200 million Credit Facility contains material financial covenants. This schedule, in conjunction with page 34, provides information related to those financial covenants that management uses in managing our business and we believe could be helpful for investors and analysts in evaluating our covenants. As noted on page 34, substantially all of that information is presented on our Proportionate Share. Such amounts are not calculated using amounts in accordance with GAAP. Accordingly the results and the presentations should only be used in connections with a supplemental review of our covenants and debt and not as a substitute for GAAP reported amounts. See definition of Proportionate Share for additional information on our methodology for deriving these amounts. As further explained in (1) above, the presentation shows contractual balances with unamortized GAAP adjustments from business combinations and deferred finance costs are presented in total to reconcile to total debt per our covenants. See reconciliation of total debt per consolidated balance sheet to total Proportionate Share of Company Level and Co-Investment Venture Level debt on page 27.
(4) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).
(5) Subsequent to March 31, 2017, in conjunction with our acquisition of a multifamily community and draws for working capital, our balance outstanding is currently $110 million.
(6) Subsequent to March 31, 2017, this mortgage was refinanced with a new mortgage of $11.5 million. The maturity date reported above is the maturity date of the new mortgage loan. The original loan matured in April 2017.
(7) The maturity dates provided for these loans in the table do not include any extension options. These loans include one to two year extension options generally available at the stated maturity date.
(8) Unamortized adjustments from business combinations are added to debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.
(9) Deferred financing costs, net are deducted from debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

© Monogram Residential Trust, Inc. 30

Capitalization Proportionate EBITDA (in thousands) (unaudited) Noncontrolling Interests Adjustments (1) Noncontrolling Interests Adjustments (1) Amounts as Defined Amounts as Defined Net income (loss) available to the Company $ 75,985 $ (8,305) Adjustments to arrive at Adjusted EBITDA: Note: EBITDA is a non-GAAP measurement. See following page for footnotes and see Definitions and Other Explanatory Information for definitions. © Monogram Residential Trust, Inc. 31 Loss on early extinguishment of debt3,901 Other (includes pursuit expenses, fair value adjustments and subsidiary preferred units dividends)188 Less: noncontrolling interests share of adjustments(320) (289) (31) — 210 (32) — (32) (320) (32) Adjusted Proportionate EBITDA$23,563$20,697 Less: Gains on sales of real estate(86,723) Depreciation and amortization (1) 33,652 Interest expense (2) 11,228 Less: noncontrolling interests share of adjustments(14,348) $— (10,618) (3,730) — 31,836 9,774 (12,786) $— (9,697) (3,089) (14,348) (12,786) Proportionate EBITDA19,79420,519 Three Months Ended March 31, 2017 2016

Capitalization Proportionate EBITDA (in thousands) (unaudited) Three Months Ended March 31, 2017 2016 Noncontrolling Interests Adjustments (a) Noncontrolling Interests Adjustments (a) Amounts as Defined Amounts as Defined (1) Reconciliation of depreciation and amortization expense: Depreciation and amortization expense for GAAP $ 31,859 244 1,549 $ 30,056 244 1,536 Plus: Purchase accounting intangible expense Amortization of deferred financing costs 33,652 (10,618) 31,836 (9,697) Less: Noncontrolling Interests Adjustments EBITDA depreciation and amortization $ 23,034 $ 22,139 (2) Reconciliation of interest expense: Contractual interest expense $ 12,455 (980) (247) 476 $ 12,604 (2,417) (413) 592 Less: Capitalized interest Mortgage premium amortization Credit facility and other finance fees Plus: Interest expense for GAAP 11,704 (476) 10,366 (592) Less: Credit facility and other finance fees 11,228 (3,730) 9,774 (3,089) Less: Noncontrolling Interests Adjustments EBITDA interest $ 7,498 $ 6,685 (a) See Noncontrolling Interests Adjustments in Definitions and other Explanatory Information for discussion of our Proportionate Share. © Monogram Residential Trust, Inc. 32 $(4,080) 878 113 — — (3,089) $(4,151) 370 51 — — (3,730) $(9,258) (110) (329) (9,697) $(10,116) (110) (392) (10,618)

Capitalization
Other Proportionate Debt Metrics

(dollars in thousands) (unaudited)

Leverage Ratios

	Three Months Ended March 31, 2017	2016
Fixed Charge coverage ratio	2.82x	2.41x
Debt to annualized adjusted EBITDA [(1)]	9.91x	12.28x
Net Debt to annualized adjusted EBITDA [(1)]	9.43x	11.64x
Adjusted Ratios - Excluding Development and Lease up Activity, Proportionate Share		
Fixed Charge coverage ratio	2.84x	2.92x
Debt to annualized adjusted EBITDA [(1)]	8.39x	7.91x
Net Debt to annualized adjusted EBITDA [(1)]	7.89x	7.28x

Supporting Calculations for Debt Metrics:

Proportionate Fixed Charges:	Three Months Ended March 31, 2017	2016
Contractual interest expense (page 32)	$ 8,304	$ 8,524
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	52	55
Fixed Charges	8,356	8,579
Less: Development related fixed charges [(2)]	(325)	(1,271)
Fixed Charges, excluding development activity	$ 8,031	$ 7,308

Proportionate Net Debt:	March 31, 2017	March 31, 2016
Contractual debt (page 27)	$ 934,262	$ 1,017,047
Less: Cash and cash equivalents	(45,601)	(53,439)
Net debt	888,661	963,608
Less: Development and lease up related debt	(169,147)	(342,999)
Net debt, excluding development activity	$ 719,514	$ 620,609

Annualized Adjusted Proportionate EBITDA:	Three Months Ended March 31, 2017	2016
Adjusted Proportionate EBITDA (page 31)	$ 23,563	$ 20,697
Plus (less): NOI and development costs expensed, net of NOI for developments not fully stabilized	(778)	616
Adjusted Proportionate EBITDA, excluding development activity	$ 22,785	$ 21,313
Annualized Adjusted Proportionate EBITDA	$ 94,252	$ 82,788
Annualized Adjusted Proportionate EBITDA, excluding development activity	$ 91,140	$ 85,252

© Monogram Residential Trust, Inc. 33

See following page for footnotes

Capitalization
Other Proportionate Debt Metrics

(dollars in thousands) (unaudited)

(1) Adjusted Proportionate EBITDA is annualized for last quarter for the respective reporting periods.

(2) Represents interest expense related to developments and acquisitions in lease up during periods of operating deficits.

(3) Our $200 million Credit Facility covenants, which constitute a material agreement and are included in our filed exhibits, are prepared on a Proportionate Share basis. We are in compliance with all of our debt covenants, including our $200 million Credit Facility. To assist in evaluating our covenant position, we have provided certain Proportionate Share information. We believe this information is useful to management, lenders and investors to evaluate our covenant compliance. However, this information differs from our reported consolidated GAAP amounts and users are cautioned to use such information in the limited content of covenant compliance. See page 27 for additional information concerning certain details of our debt.

	Assets (Liabilities) As of March 31, 2017
Cash	$ 45,601
Gross operating real estate	2,199,435
Construction in progress	83,600
Notes receivable	26,820
Other tangible assets	21,942
Mortgages and notes payable (contractual balances)	(785,244)
Credit facility payable (contractual balance)	(149,018)
Construction costs payable	(14,257)
Accounts payable and other liabilities	(17,943)
Distributions payable	(12,574)
Tenant security deposits	(4,157)
Redeemable noncontrolling interests	(16,959)
Subsidiary preferred stock	(1,259)

	Selected Operating Data For the Three Months Ended March 31, 2017
Contractual interest expense	$ 8,304
Capitalized interest	610
Principal payments	2,094

© Monogram Residential Trust, Inc. 34

Capitalization
Sources of Funds Available

(dollars in thousands) (unaudited) — As of March 31, 2017

	Maximum Commitment	Available Capacity [1]	Balance Outstanding	Unfunded Commitments	Remaining Commitments
$200 Million Credit Facility - 100% our share [2]	$ 200,000	$ 200,000	$ 42,000	$ 158,000	$ —
Unsecured Credit Facility - Proportionate Share [3]	166,350	121,684	107,018	14,666	—
Construction notes payable - Proportionate Share [4]	284,067	284,067	219,076	64,991	—
PGGM commitments [5]	300,000	300,000	257,880	8,582	33,538
Developer partner commitment	4,378	4,378	4,076	302	—

Note: This schedule presents certain sources of capital available to the Company, exclusive of the sources available to our joint venture partners. Accordingly, all information, unless otherwise noted, is presented on our Proportionate Share.

(1) Available capacity represents the amount of the maximum commitment that is available to be drawn based on current loan requirements (e.g. collateral, borrowing base). The amount currently drawn is reflected in the balance outstanding column.

(2) The credit facility has an accordion feature, at our election, to increase the size of the facility to up to $400 million (proportionate share). Subsequent to March 31, 2017, in conjunction with our acquisition of a multifamily community and draws for working capital, our balance outstanding is currently $110 million.

(3) The credit facility has an accordion feature to increase the size of the facility up to $277.3 million (Proportionate Share). Details of the balance outstanding are provided below and can also be found on the Debt Recap by Multifamily Community schedule on page 29:

	Consolidated Amounts as Defined	Noncontrolling Interests Adjustments	Proportionate Share
Unsecured Credit Facility balance outstanding	$ 193,000	$ (85,982)	$ 107,018

(4) We may elect to not draw all amounts available to draw, and we may use other sources to fund our developments. Details of the reconciliation of the GAAP balance outstanding are provided below and can also be found on the Debt Recap by Multifamily Community schedule on page 29:

Construction notes payable - balance outstanding:	Consolidated Amounts as Defined	Noncontrolling Interests Adjustments	Proportionate Share
Fixed rate - operating	$ 52,325	$ (26,212)	$ 26,113
Variable rate - operating	311,995	(129,975)	182,020
Variable rate - in construction	19,734	(8,791)	10,943
Total	$ 384,054	$ (164,978)	$ 219,076

(5) PGGM's remaining commitment would apply to future investments.

© Monogram Residential Trust, Inc. 35

Co-Investment Venture Partners

Information on Joint Ventures

(dollars in thousands) (unaudited)

As of March 31, 2017

Joint Venture Partner	Number of Multifamily Communities [1]	Range of Noncontrolling Interest Ownership %		GAAP Non -redeemable Noncontrolling Interests		GAAP Redeemable Noncontrolling Interests [2]		Unfunded Commitments
Stichting Depositary PGGM Private Real Estate Fund ("PGGM")								
Operating portfolio - PGGM only	3	45%	$	42,610	$	—		
Operating portfolio - includes other developer partners	16	0% to 45%		215,433		22,259		
Development portfolio - includes other developer partners	2	0% to 45%		41,019		5,699		
Total PGGM related joint ventures	**21**	**0% to 45%**		**299,062**		**27,958**	**$**	**8,884**
Milky Way Partners, L.P. ("NPS")								
Operating portfolio	**14**	**45%**		**107,146**		**—**		**—**
Developer partners								
Operating portfolio with developer partner [3]	2	—%		(159)		1,115		
Total developer partners	**2**	**—%**		**(159)**		**1,115**		—
Subsidiary preferred units				**2,031**		**—**		—
Total all joint venture partners	**37**		**$**	**408,080**	**$**	**29,073**	**$**	**8,884**

(1) Certain multifamily communities are held through joint ventures with both PGGM and a developer partner which, for purposes of the presentation in this table, is included under the PGGM heading as one community.
(2) Includes developer partner put options of $28.8 million which have been recorded as of March 31, 2017 in the consolidated balance sheet.
(3) Interest ownership is primarily a back-end interest.

© Monogram Residential Trust, Inc. 36

Equity Capitalization Common Stock and Common Stock Equivalents (unaudited) Common Stock and Common Stock Equivalents: Common stock (1) Dilutive securities: Restricted stock units Total common stock and common stock equivalents (2) - diluted 166,963,812 1,281,922 168,245,734 (1) The distribution for the first and declared for the second quarter of 2017 was $0.075 per share. (2) 1.0% of total common stock and common stock equivalents are held by employees and directors. © Monogram Residential Trust, Inc. 37 Shares/Units Outstanding as of March 31, 2017

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

	Three Months Ended March 31, 2017	Adjustments	As Adjusted
Income Statement Data (Proportionate Share)			
Property revenue - stabilized portfolio [(1)]	$ 43,474	$ —	$ 43,474
Less: Property operating expenses, excluding property management expenses [(1)]	(16,129)	—	(16,129)
Less: Assumed market rate property management fee at 3% of revenue	(1,304)	—	(1,304)
Adjusted property Net Operating Income	$ 26,041	$ —	$ 26,041
Annualized adjusted property Net Operating Income	**$ 104,164**	**$ —**	**$ 104,164**
Third party asset management revenue [(2)]	**364**	**—**	**364**
Third party property management revenue [(2)]	**868**	**—**	**868**

	As of March 31, 2017	Adjustments	As Adjusted
Acquisitions in Lease Up, Development and Joint Venture Data (Proportionate Share)			
Acquisition in lease up [(3)]	$ 105,000	$ —	$ 105,000
Development - total Economic Costs incurred [(4)]	317,797	—	317,797
Acquisition in lease up and development - total potential value creation [(5)]	88,366	—	88,366
Master Partnership promote due to the Company [(6)]	6,850	—	6,850
Developer promotes and put options, net (due by the Company) [(7)]	(42,222)	—	(42,222)

	Amounts as Defined	Noncontrolling Interests Adjustments [(8)]	Other Adjustments
Selected Other Tangible Balance Sheet Data - Assets (Liabilities)			
Cash and cash equivalents	$ 59,150	$ (13,549)	$ —
Notes receivable [(9)]	27,171	—	—
Tax like-kind exchange escrow	110,917	—	
Other tangible assets [(10)]	26,656	(4,714)	—
Mortgages and notes payable [(11)]	(1,235,905)	450,661	1,118
Credit facilities payable [(11)]	(235,000)	85,982	—
Subsidiary preferred stock	—	(1,259)	—
Other tangible liabilities [(12)]	(67,427)	18,496	—
Less: Noncontrolling Interests Adjustments	535,617 ←	535,617	—
Net tangible assets/(liabilities)	**$ (778,821)**		**$ 1,118**

Fully Diluted Share Data	
Common stock outstanding	166,963,812
Restricted stock units outstanding	1,281,922
Total common stock and common stock equivalents - diluted	**168,245,734**

(See Notes to Road Map to Net Asset Value on next page)

© Monogram Residential Trust, Inc. 38

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

Notes to Road Map to Net Asset Value on page 38:

Note: Estimating net asset value of our Company can be useful to both management and investors. While we do not provide any specific assumptions or methodologies, we have provided certain information we believe could be useful in calculating our net asset value as of March 31, 2017.

(1) Property revenue and property operating expenses-stabilized portfolio includes:

	Rental Revenue		Property Operating Expenses	
Same Store per page 18	$	36,387	$	13,212
Stabilized Non-Comparable per page 19		7,087		2,917
	$	43,474	$	16,129

(2) Represents our Proportionate Share of property and asset management revenue associated with third party joint venture assets per page 8.

(3) Includes 2017 acquisition of Desmond at Wilshire (acquisition in lease up). Amount represents cost as of March 31, 2017. See page 26. See note 5.

(4) Total Developments per page 25.

(5) Value creation is equal to projected future stabilized value less total Economic Costs. The projected future stabilized value is based on the projected annual NOI at stabilization, less capital reserves divided by an estimated future capitalization rate, which includes a premium from the current capitalization rate to adjust for the period until stabilization. Total potential value creation represents the projected undiscounted total future value to be created at the stabilization date, before any selling expenses.

(6) Projected promote due to the Company by PGGM based on current estimated portfolio value.

(7) Our Proportionate Share of developers' put options and amounts attributable to developer promotes. The amount included for developer promotes is calculated based on estimated valuations as of March 31, 2017. The developer promotes are not currently payable, where actual amounts, if any, are subject to future property sales prices, net of selling expenses, our capital account and our preferred return at the time of the property sale.

(8) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

(9) Notes receivable is the contractual principal balance as presented on page 15.

(10) Other tangible assets, which are prepared on a basis consistent with our financial covenants include:

	Consolidated GAAP Amounts		Noncontrolling Interests Adjustments	
Escrows and restricted cash	$	9,838	$	(2,390)
Resident, tenant and other receivables		6,513		(816)
Prepaid assets, deposits and other		10,305		(1,508)
Total	$	26,656	$	(4,714)

(Notes continued on next page)

© Monogram Residential Trust, Inc. 39

Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Notes to Road Map to Net Asset Value on page 38 (continued from previous page): (11) Amounts in “amounts as defined” and “Noncontrolling Interests Adjustments” represent the contractual amounts. Mark-to-market adjustment to mortgages and notes payable are included in the Other Adjustments column. (12) Other tangible liabilities, which are prepared on a basis consistent with our financial covenants include: Consolidated GAAP Amounts Noncontrolling Interests Adjustments Construction costs payable Accounts payable and other liabilities Distributions payable Tenants security deposits Total $ (23,148) (25,646) (12,606) (6,027) $ 8,891 7,703 32 1,870 $ (67,427) $ 18,496 © Monogram Residential Trust, Inc. 40

Guidance
Full-Year 2017 Guidance

(dollars in millions, except per share amounts) (unaudited)

	Current Guidance				
	Full Year 2017				
Proportionate Same-Store Guidance	Percent Range				
Rental revenue growth		1.25%	to		2.75%
Property operating expense growth		3.5%	to		4.5%
NOI growth		0.0%	to		2.0%
FFO, Core FFO, and AFFO Guidance	Per Share Range				
Core FFO	$	0.37	to	$	0.42
AFFO	$	0.39	to	$	0.44
	Full Year 2017				
Other Proportionate FFO Components	Proportionate Share				
Interest expense, net of capitalized interest (1)	$	31	to	$	35
Capitalized interest	$	1	to	$	3
Interest income	$	3	to	$	5
General and administrative expense: (2)					
Corporate	$	18	to	$	20
Corporate property management		8	to		10
Less: Asset management and property management fee income		5	to		5
Net general and administrative expenses	$	21	to	$	25
	Full Year 2017				
Key Capital Items	Proportionate Share				
Dispositions	$	246	to	$	300
Acquisitions	$	248	to	$	300
Development funding (3)	$	45	to	$	65

Note: We are reconfirming the same guidance as provided in our Supplemental Financial Information - Fourth Quarter 2016. The only update was to reset the lower range of the dispositions and acquisitions to current actual activity.

(1) Amounts exclude amortization of deferred financing costs.
(2) Amounts exclude stock compensation expense.
(3) Primary source of funds is expected to be from committed construction loans and may also include other capital sources, including cash, credit facilities and disposition proceeds.

© Monogram Residential Trust, Inc. 41

Guidance
Guidance Reconciliations

(in millions, except per share amounts) (unaudited)

Reconciliation of full-year 2017 guidance				
	Guidance Range - Per Share			
Proforma annualized net income (loss) attributable to common stockholders	**$**	**0.33**	**$**	**0.40**
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization		0.77		0.79
Gains on sales of real estate		(0.52)		(0.57)
Less: Noncontrolling Interests Adjustments		(0.25)		(0.24)
Proforma FFO annualized - NAREIT defined		**0.33**		**0.38**
Add (deduct) adjustments to arrive at Proforma Core FFO annualized:				
Other		0.04		0.04
Less: Noncontrolling Interests Adjustments		—		—
Proforma Core FFO annualized		**0.37**		**0.42**
Add (deduct) adjustments to arrive at Proforma AFFO annualized:				
Other (primarily stock compensation expense and recurring capital expenditures)		0.02		0.02
Less: Noncontrolling Interests Adjustments		—		—
Proforma AFFO annualized	**$**	**0.39**	**$**	**0.44**
Proforma weighted average number of common shares outstanding - diluted (in millions)		168.4		168.4

© Monogram Residential Trust, Inc. 42

Definitions and other Explanatory Information Capital Expenditures Non-Recurring Amounts capitalized in accordance with GAAP related to property upgrades and building improvements, such as remodeling, investments in longer-lived assets and infrequent or unscheduled expenditures that are not considered Revenue Producing such as roofs, minor lobby renovations and parking lots. Recurring Amounts capitalized in accordance with GAAP that help preserve but generally do not increase the value and functionality of the community, such as replacements for appliances, carpeting and floorings, HVAC equipment, and individual unit turnover costs. Repairs and maintenance amounts are expensed as incurred. Revenue Producing Amounts capitalized in accordance with GAAP that are expected to directly increase rental rates, such as major renovations and rehabilitations of units and common areas, improvements to leasable areas, retail tenant improvements and leasing. Costs related to developments and entire community rehabilitations are not included in Revenue Producing. Community Classifications Construction A multifamily community is considered under development and construction once we have signed a general contractor’s agreement and vertical construction has begun and ends once lease up has started. Communities under construction are classified as construction in progress for GAAP presentation. Lease up A multifamily community is considered in lease up when the community has begun leasing. A temporary certificate of occupancy may be obtained as units are completed in phases, and accordingly, lease up may occur prior to final completion of the building. Lease up communities are generally classified in construction in progress for GAAP presentation prior to substantial completion and are generally classified in land, buildings and improvements once substantially complete. Operating A multifamily community is considered operating when substantially constructed and capable of generating all significant revenue sources. At such time, the community is classified as land, buildings and improvements for GAAP presentation. Same Store Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and the prior calendar reporting year. Stabilized We consider a multifamily community to be Stabilized generally when the multifamily community achieves 90% occupancy. Stabilized communities that are not Same Store are described as stabilized non-comparable communities. Non-comparable stabilized communities are stabilized as of the latest quarter end, but may not be stabilized for the entire quarter or year to date. Debt Classifications Co-Investment Venture Level Debt Co-Investment Venture Level Debt is defined as consolidated debt that is an obligation of the joint venture and is not an obligation or contingency for us but does allow us to increase our access to capital. Company Level Debt Company Level Debt is defined as debt that is a direct or indirect obligation of the Company or one of its wholly owned subsidiaries. Recourse Debt The portion of debt for which the Company has provided recourse guarantees. Normal “bad boy” provisions, e.g. bankruptcy and environmental, are not included as Recourse Debt. EBITDA A non-GAAP measurement of earnings before interest, taxes, depreciation, amortization, and other non-recurring items. Similar to other non-GAAP measurements, EBITDA is presented on our Proportionate Share. Deduction for interest expense only includes stated interest expense. Fees and other charges are included as an expense in EBITDA. Amortization expense adjustments include amortization of deferred finance fees and all purchase accounting intangibles. We also present adjusted EBITDA which includes adjustments for gains or losses on early extinguishment of debt, impairment, pursuit expenses and similar activities. Its purpose is to highlight earnings without finance, depreciation and certain amortization expenses and its use is limited to specialized analysis. Our presentation may be different than other companies. © Monogram Residential Trust, Inc. 43

Definitions and other Explanatory Information Economic Costs Represents costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items. Effective Ownership Effective ownership represents our participation in the distributable operating cash and may change over time as certain milestones related to budgets, plans and completion are achieved. This effective ownership is indicative of, but may differ from, percentages for distributions, contributions or financing requirements. Fee Income Our revenue collected from joint ventures related to property management and asset management. Financial Ratios Debt (or Net Debt) to EBITDA Total contractual debt divided by annualized EBITDA based on respective reporting period. Contractual debt excludes debt associated with multifamily communities in development and/or lease up prior to stabilization and certain GAAP adjustments, primarily purchased discounts and premiums and deferred financing costs. Net debt presentations deduct cash and cash equivalents from the total debt amounts. Our presentation is based on our Proportionate Share. Excluding Development Activity As developments prior to stabilization are not yet producing expected operating results but may have outstanding debt and related interest and other finance charges (directly or indirectly), we also present certain ratios without the related NOI deficit, associated development debt, interest and other finance charges. Fixed Charge Coverage EBITDA or adjusted EBITDA divided by total of contractual interest and parent (if any) and subsidiary preferred stock dividends. We may also present less fixed charges net of development activity. Our presentation is based on our Proportionate Share. Monthly Rental Revenue Per UnitMonthly rental revenue per unit is calculated based on the leases in effect as of the indicated date, including in-place base rents for the occupied units and the current market rate for vacant residential units, including the effects of any rental concessions and affordable housing payments and subsidies, plus other recurring occupancy related charges for storage, parking, pets, trash or other recurring resident charges. Operating Margin NOI divided by total revenue. Joint Venture Partners Stichting Depositary PGGM Private Real Estate Fund (“PGGM”) PGGM is a $218 billion Dutch foundation acting in its capacity as title holder of and for the account of PGGM Private Real Estate Funds and its affiliates, a real estate investment vehicle for Dutch pension funds. Ten year (through 2023) - $300 million commitment including operating and development properties. We are also entitled to receive promoted interests after PGGM realizes defined returns. We and, under certain circumstances, PGGM also have buy/sell rights, which if exercised by us, may require us to acquire PGGM’s respective ownership interest or if exercised by PGGM, may require us to sell our respective ownership interest. Milky Way Partners, L.P. (“NPS”) NPS, the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government, a $502 billion fund). We and, under certain circumstances, NPS have buy/sell rights, which if exercised by us, may require us to acquire NPS’s respective ownership interest or if exercised by NPS, may require us to sell our respective ownership interest. Developer partners Developer partners include national or regional real estate developer/owners. Generally, the developer partners have initial capital requirements until certain milestones are achieved, at which point their initial capital contributions are returned to them. The developer partners have a back-end interest generally only attributable to distributions related to a property sale or financings. The developer partners also have put options, one year after completion of the development where we (and in most cases PGGM) would be required to acquire their back-end interest at a set price as well as options to trigger a mark-to-market process generally after the seventh year after completion and a buy/sell after the tenth year. The amount of the individual developer put options range from $0.8 million to $6.4 million and as of March 31, 2017 total $28.8 million. Subsidiary preferred units Subsidiary preferred units issued in order for PGGM and NPS investments to qualify as a REIT. Units are callable at our option, paying an annual distribution of 12.5% on the face amount of $500 per unit. © Monogram Residential Trust, Inc. 44

Definitions and other Explanatory Information

Noncontrolling Interests Adjustments As further discussed in the Ownership Presentations section of Definitions and other Explanatory Information, our Proportionate Share information could be useful to investors in analyzing our financial information and our loan covenant compliance. Where the Noncontrolling Interests Adjustments are presented side by side with the GAAP amount, our Proportionate Share can be calculated by adding the Noncontrolling Interests Adjustments amount to the GAAP amount. For example, if the following information was presented:

	GAAP Amount		Noncontrolling Interests Adjustments	
GAAP account A	$	100	$	(25)
GAAP account B	$	(200)	$	50

The Proportionate Share amount for GAAP account A would be $75 and the Proportionate Share amount for GAAP account B would be ($150).

Non-GAAP Measurements

We use the following non-GAAP measurements to present different components of our performance. We believe this information is also useful to our investors in comparing our results to other real estate companies and trusts because they provide characteristics of our performance that reflect the reality that real estate generally appreciates over time, which is not reflected in most depreciation methods, and focus on operating results widely used by real estate investors. We also use FFO as adjusted for straight-line rents, stock compensation expense, and recurring capital expenditures as a basis for certain of our debt covenant calculations. These non-GAAP measurements should not be considered as alternatives to net income (loss) presented in accordance with GAAP but as a supplemental performance measurement. Because these measurements may exclude certain cash flows, gains, revenues or expenses, we caution that these measurements may not be representative of our current or future performance as presented in accordance with GAAP. There can be no assurance that our methods for computing these non-GAAP measurements is comparable with that of other real estate companies and trusts in all respects. A reconciliation for each non-GAAP measurement to the most applicable GAAP measurement is provided on pages 7, 16 and 27. Unless otherwise noted, our presentation is based on our Proportionate Share.

Funds from Operations ("FFO") FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. FFO is the amount attributable to our common stockholders.

Core FFO Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, start up and pursuit expenses, fair value adjustments and non-recurring expenses. Core FFO is the amount attributable to our common stockholders.

Adjusted Core FFO ("AFFO") AFFO is calculated starting from Core FFO adjusted for Recurring capital expenditures, Straight-line rents and stock compensation expense. AFFO is the amount attributable to our common stockholders.

Net Operating Income ("NOI") NOI is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on our Proportionate Share.

Projected NOI Yield at Stabilization Projected NOI from the date the community is first stabilized for the following 12 months divided by the projected Economic Costs.

Occupancy Physical occupancy is defined as the residential units occupied for multifamily communities divided by the total number of residential units. All occupancy is presented on a consolidated basis.

© Monogram Residential Trust, Inc. 45

Definitions and other Explanatory Information Ownership Presentations Consolidated Presentation in accordance with GAAP, where ownership interests that generally provide us the ability to control the operation are presented at 100% of the assets, liabilities and operations. Amounts related to Noncontrolling Interests are aggregated and adjusted in summary. In Proportionate Share presentations, the Noncontrolling Interest amounts are eliminated and replaced with our share. Noncontrolling Interest The amounts attributable in a consolidation presentation to minority equity interests or owners without a controlling interest. In a proportionate presentation, these amounts are eliminated. GAAP recognizes two types of noncontrolling interests. Non-redeemable Noncontrolling Interest represents ownership interests that are not redeemable by the equity holders and are presented as part of permanent equity. Redeemable Noncontrolling Interest represents temporary equity not within our control, where the equity holder has the right to require that their interest be redeemed in cash. Our primary Redeemable Noncontrolling Interest is the put options exercisable by developer partners. Redeemable Noncontrolling Interests are presented in our consolidated balance sheet outside of permanent equity between debt and equity. Proportionate Share A non-GAAP presentation of financial amounts at our effective cash share based on our current participation in distributable operating cash. The amounts exclude Noncontrolling Interest in consolidated joint ventures. All interests are consolidated, where we are the controlling interest. Proportionate Share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our shareholders. Management uses this information to allocate resources and evaluate investments. Proportionate Share presentations are also relevant to our investors and lenders as it highlights operations and capital available for our lenders and investors and is the basis used for several of our loan covenants. However, our Proportionate Share does not include amounts related to our consolidated operations and financial position and should not be considered a replacement for corresponding GAAP amounts presented on a consolidated basis. Investors are cautioned that our Proportionate Share amounts should only be used to assess financial information in the limited context of evaluating amounts attributable to shareholders. We present our Proportionate Share and Proportionate amounts along with the corresponding GAAP balance and reconciling adjustments. Percent Complete To provide one measure of development status, calculated as Economic Costs incurred divided by total Economic Costs. QTD Amounts for the applicable quarter for the indicated year (Quarter to date). Start up and pursuit expenses Start up expenses associated with the lease up of newly acquired or developed multifamily communities, primarily marketing costs which are expensed for GAAP. Pursuit expenses are the write off of direct expenses, primarily third party due-diligence costs and travel expenses, associated with acquisitions that were not consummated. Prior to October 1, 2016, pursuit expenses also included all acquisition costs expensed in accordance with GAAP. Subsequent to October 1, 2016, all acquisition costs associated with a completed acquisition are capitalized to the cost of the real estate. Straight-line rents In accordance with GAAP, rental revenues are recorded evenly over the contractual period, irrespective of the timing of cash collections. The difference between the amount actually collected for a period and the straight-line amount is referred to as the Straight-line rent adjustment. This adjustment amount is reversed in presenting AFFO. Unfunded Commitments Amounts under a contractual commitment that have not been funded and are reasonably within our control. Unfunded Commitments do not include amounts related to fundings that are contingent on future events. Remaining commitments do not include amounts that are contingent on future events that are not within our full control. Year Built The date the community is substantially completed or renovated and ready for its intended use. YTD Amounts for the entire period of the applicable year (Year to date). © Monogram Residential Trust, Inc. 46